Exhibit 10.15.2
FLEET LEASING RECEIVABLES TRUST
(the “Trust”)
and
PHH VEHICLE MANAGEMENT SERVICES INC.
(the “Originator”)
and
PHH FLEET LEASE RECEIVABLES L.P.
(the “Seller”)
and
MERRILL LYNCH CANADA INC. and BANC OF AMERICA SECURITIES LLC
(the “Agents”)

AGENCY AGREEMENT
January 25, 2010

Stikeman Elliott LLP
[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED

AGENCY AGREEMENT
     THIS AGENCY AGREEMENT (this “Agency Agreement”) dated as of January 25, 2010, among BNY TRUST COMPANY OF CANADA, in its capacity as trustee of FLEET LEASING RECEIVABLES TRUST (in such capacity, the “Trust”), by PHH VEHICLE MANAGEMENT SERVICES INC., in its capacity as financial services agent of the Trust , PHH VEHICLE MANAGEMENT SERVICES INC., in its capacity as originator (the “Originator”) of certain leases that will be transferred to the Trust as security for the Notes (as defined herein), PHH FLEET LEASE RECEIVABLES L.P. (the “Seller”) and MERRILL LYNCH CANADA INC. and BANC OF AMERICA SECURITIES LLC (collectively, the “Agents”).
     WHEREAS the Agents understand that the Trust wishes to sell the principal amount of CAD40,000,000 of Series 2010-1 Class A-1a Asset-Backed Notes (the “Class A-1a Notes”), USD81,585,066.16 of Series 2010-1 Class A-1b Asset-Backed Notes (the “Class A-1b Notes”), CAD145,900,000 of Series 2010-1 Class A-2b Asset-Backed Notes (the “Class A-2b Notes”) and the principal amount of CAD16,952,000 of Series 2010-1 Class B Asset-Backed Notes (the “Class B Notes”, and together with the Class A-1a Notes, the Class A-1b Notes and the Class A-2b Notes, the “Notes”).
     AND WHEREAS the Agents understand that the Class A-1b Notes are to be issued and sold in the United States and the Class A-1a Notes, Class A-2b Notes and Class B Notes are to be issued and sold in Canada, in each case on a private placement basis to one or more purchasers.
     AND WHEREAS the Agents, subject to the terms and conditions hereof, agree to act, and the Trust agrees to appoint the Agents as the agents of the Trust to solicit, on a “best efforts” basis (and without underwriting liability), offers to purchase the Class A-1a Notes, Class A-2b Notes and Class B Notes on the Closing Date on a private placement basis to investors in Canada pursuant to the exemption contained in Section 2.3 of NI 45-106 (as defined herein), and the Class A-1b Notes on a private placement basis to Permitted Accredited Investors (as defined herein) in the United States. The Agents will be under no obligation to purchase the Notes.
     NOW THEREFORE in consideration for their services hereunder, and for other good and valuable consideration, the parties hereto agree as follows:

Section 1	DEFINITIONS
(1)	In this Agency Agreement, unless stated elsewhere in this Agency Agreement, the following terms have the following meanings:

“Agents’ counsel” means Stikeman Elliott LLP;

“Applicable Securities Laws” means all applicable securities laws and rules, regulations, instruments, notices, orders and written policies in the Jurisdictions to the offering and sale of the Notes, including but not limited to the securities legislation of the Selling Provinces, and the rules, instruments and policies of the Securities Commissions and/or the U.S. Securities Act, as applicable;

“Business Day” means a day which is not Saturday or Sunday or a legal holiday in Toronto, Ontario;

“Closing” means the closing of the purchase and sale of the Notes contemplated by this Agency Agreement;

“Closing Date” means January 27, 2010, or such other date as the Agents and the Trust may determine, acting reasonably;

“Closing Time” means 10:00 a.m. (Toronto time) or such other time, on the Closing Date, as the parties may agree;

“Condition” in respect of a person, means the assets, liabilities (contingent or otherwise), financial condition, properties, business, affairs, operations, results of operations, income, cash flow or capital of such person;

“DBRS” means DBRS Limited and its successors;

“Declaration of Trust” means the declaration of trust of the Trust dated November 2, 2009, as amended and restated on November 16, 2009;

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Agency Agreement, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Class A-1b Notes and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Class A-1b Notes;

“distribution” means “distribution” or “distribution to the public”, as the case may be, as defined under the Applicable Securities Laws of the Jurisdictions and “distribute” has a corresponding meaning;

“General Solicitation” and “General Advertising” means “general solicitation or general advertising”, as used in Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

“Governmental Authority” means any federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign, and includes any ministry, department, court, tribunal, arbitral body, commission, bureau, board, administrative or other agency or regulatory body or instrumentality thereof, any quasi-governmental body or private body exercising regulatory, expropriation or taxing authority under or for the account, if any, of the foregoing and any stock exchange or self-regulatory authority and, for greater certainty, includes the Regulatory Authorities;

“Indenture” means the Trust Indenture made as of November 16, 2009 between Computershare Trust Company of Canada as indenture trustee, and BNY Trust Company of Canada, as issuer trustee, as supplemented by the 2010-1 Supplemental Indenture made as of January 27, 2010 among such parties, as amended, supplemented, modified, restated or replaced from time to time;

“Issuer Trustee” has the meaning assigned in the Indenture;

“Jurisdictions” means, collectively, Canada and the United States;

“laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, principles of common and civil law and equity, orders, decrees, rules, regulations and municipal by-laws whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Authority, and (iii) policies, practices and guidelines of, or contracts with, any Governmental Authority which, although not actually having the force of law, are considered by such Governmental Authority as requiring compliance as if having the force of law, in each case binding on or affecting the Person referred to in the context in which the word is used;

“material change” means a material change within the meaning of any of the Applicable Securities Laws;

“material fact” means a material fact within the meaning of any one or more of the Applicable Securities Laws;

“misrepresentation” means a misrepresentation within the meaning of the Applicable Securities Laws;

“Moody’s” means Moody’s Investors Service, Inc. and its successors;

“NI 45-106” means National Instrument 45-106 — Prospectus and Registration Exemptions, as amended;

“Offering Memorandum” means the (final) offering memorandum of the Trust dated January 25, 2010, prepared for use in connection with the offer and sale of the Class A-1a, Class A-2b Notes and Class B Notes in Canada, in the form agreed by the Trust and the Agents;

“Preliminary Offering Memoranda” means the preliminary offering memoranda of the Trust prepared for use in connection with the offer and sale of the Class A-1a, Class A-2b Notes and Class B Notes in Canada, in the form agreed by the Trust and the Agents;

“Preliminary Private Placement Memoranda” means the preliminary private placement memoranda of the Trust prepared for use in connection with the offer and sale of the Class A-1b Notes in the United States, in the form agreed by the Trust and the Agents;

“Private Placement Memorandum” means the (final) private placement memorandum of the Trust dated January 25, 2010, prepared for use in connection with the offer and sale of the Class A-1b Notes in the United States, in the form agreed by the Trust and the Agents;

“Purchase Agreement” means the purchase agreement dated as of January 27, 2010 made among the Trust, the Seller, PHH Vehicle Services Inc. as servicer and PHH Corporation as performance guarantor, as the same may be amended, restated, modified or supplemented from time to time;

“Rating Agencies” shall have the meaning assigned in the Indenture;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Related Collateral” shall have the meaning assigned in the Indenture;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Commissions” means the securities commissions or similar securities regulatory authorities in the Jurisdictions;

“Selling Provinces” means the Provinces of Alberta and Ontario;

“Sub-Agents” means any other investment dealer and broker that the Agents may have retained, appointed or engaged pursuant to Section 2(d);

“Subscriber” means any entity subscribing for Class A-1a Notes, Class A-1b Notes, Class A-2b Notes or Class B Notes that is accepted by the Trust;

“Subscription Agreement” means, in respect of a Subscriber, the agreement between the Trust and the Subscriber pursuant to which Class A-1a Notes, Class A-1b Notes, Class A-2b Notes or Class B Notes, as applicable, are issued to that Subscriber;

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S;

“Transaction Documents” means this Agency Agreement, the Purchase Agreement, the Indenture, the Notes, the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda, the Offering

Memorandum, the Subscription Agreements and any other document entered into from time to time by one or more of the parties hereto in connection with the issuance and sale of the Notes, in each case, as amended, supplemented, modified, restated or replaced from time to time;

“Trust’s auditors” means Deloitte LLP;

“Trust’s counsel” means Blake, Cassels & Graydon LLP, or such other counsel engaged by the Trust;

“United States” means the United States of America, its territories and possessions, including any State and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“U.S. Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder;

“U.S. Person” means a U.S. Person as that term is defined in Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

“USD” means the lawful currency of the United States.
(2)	Gender and Number
     Words importing the singular number include the plural, and vice versa; words importing the masculine gender include the feminine gender; and words importing individuals include partnerships, associations, bodies corporate, trustees, executors and legal representatives, and vice versa.
(3)	Recitals
     Terms defined in the recitals to this Agency Agreement and used herein have the meanings assigned in the recitals.

Section 2	THE OFFERING
(a)	Sale of the Notes.
(i)	Subject to the terms and conditions of this Agency Agreement, the Trust hereby appoints the Agents, and the Agents hereby agree to act as agents for the Trust, severally and not jointly, to offer the Notes for sale in the relevant Jurisdictions on behalf of the Trust. The Agents will use their best efforts to arrange for one or more Subscribers to purchase the aggregate principal amount of the Notes in the relevant Jurisdictions.

(ii)	The Trust will create, issue and sell the Notes, as applicable, at the Closing Time, in accordance with and subject to the provisions of this Agency Agreement, the Indenture and all applicable laws. It is understood and agreed by the parties that the Agents will act as agents only and at no time will the Agents have any obligation whatsoever to purchase, in whole or in part, the Notes.

(iii)	The Agents will not offer the Notes in any jurisdiction other than the Jurisdictions, and for greater certainty, the Agents will offer the Notes only to such Subscribers and in such manner, that pursuant to Applicable Securities Laws, no prospectus or registration statement need be delivered or filed in connection therewith, nor will the Trust be required to register in any jurisdiction.

(iv)	The sale of the Class A-1a Notes, Class A-2b Notes and Class B Notes to Subscribers in Canada will be effected in a manner exempt from the prospectus requirements of the Applicable Securities Laws in the Selling Provinces on the basis of the exemption available under Sections 2.3 of NI 45-106.

(v)	The sale of the Class A-1b Notes to Subscribers in the United States will be effected pursuant to Section 4(2) of the U.S. Securities Act and only to subscribers who are Permitted Accredited Investors (as defined below).
(b)	Offering Procedures.
(i)	Subscribers will purchase the Notes under exemptions from applicable prospectus and registration requirements under the laws of the jurisdiction of residence of the Subscriber.

(ii)	The Trust will file or cause to be filed all documents required to be filed by the Trust in connection with the purchase and sale of the Notes so that the distribution of the Notes may lawfully occur without the necessity of filing a prospectus in Canada.
(c)	Compensation. The Seller agrees to pay the Agents an aggregate cash commission of [***] per $1,000 principal amount of Notes sold, representing [***] of the aggregate principal amount of Notes (other than the Class B Notes) sold (collectively, the “Agency Fee”), payable by the Seller, or the Originator on behalf of the Seller, in cash at the Closing (provided that the Agency Fee will be recalculated and/or amounts reimbursed to the Seller if

[***]	INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

the Seller or an affiliate of the Seller purchases any of the Notes (either at Closing or during the statutory withdrawal period) such that the aggregate amount of agency fees which shall be payable in respect of all Series 2010-1 Notes sold to persons other than the Seller or an affiliate of the Seller (the “Fee Earning Notes”) shall equal the amount equal to the sum of (1) [***] of the first [***] of the aggregate principal amount of the Fee Earning Notes and (2) [***]of the aggregate principal amount of the Fee Earning Notes above the first [***]), in consideration for the Agents, among other things:
(i)	acting as Agents to solicit, on a best efforts basis, offers to purchase the Notes;

(ii)	advising the Trust with respect to the issuance and sale of the Notes;

(iii)	acting as the registered dealer and executing the trades in connection with the sale of Notes;

(iv)	assisting in the preparation of the offering materials, including the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda and the Offering Memorandum; and

(v)	performing administrative services in connection with the sale of Notes.
The Agents shall be under no obligation to provide any service not specifically enumerated herein.
For greater certainty, the Agency Fee in respect of the Class A-1b Notes will be denominated in Canadian dollars, based on the exchange rate specified in an ISDA Master Agreement to be dated January 27, 2009 between the Trust and Merrill Lynch Capital Services Inc., together with the schedule thereto and the confirmation thereon.
(d)	Appointment of Sub-Agent. The Trust agrees that the Agents may engage, appoint and retain such additional Sub-Agents in each of the Jurisdictions as the Agents may deem necessary to conduct or assist in the sale of the Notes. The Agents agree that such Sub-Agents must be acceptable to the Trust, acting reasonably, and that such additional Sub-Agents shall agree to sell the Notes on the same terms and conditions as the Agents. The Agents agree that they will ensure that any Sub-Agents offer the Notes for sale only in accordance with the terms of this Agency Agreement. The remuneration

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payable to such Sub-Agents will be paid by the Agents from the Agents’ compensation under this Agency Agreement.

(e)	No Advertisement. The private placement of the Notes will not be advertised in any newspaper, magazine, printed media or similar medium of general and regular paid circulation, broadcast over radio or television or by means of the Internet (including but not limited to the Trust’s web sites, if any) and no seminar or meeting relating to the private placement whose attendees have been invited by general solicitation or advertising will be conducted.

Section 3	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE AGENTS
     Each of the Agents, severally and not jointly or jointly and severally, covenant, represent and warrant to the Trust that:
(a)	it has complied and it will comply with all Applicable Securities Laws of the Jurisdictions in which it solicits offers to purchase Notes or procures subscriptions from Subscribers in connection with the private placement of the Notes;

(b)	it will not solicit or procure subscriptions for the Notes in any jurisdictions other than the relevant Jurisdictions or in any way which may result in a requirement of the Trust to register or file a prospectus or similar document with respect thereto in any jurisdiction;

(c)	the Agent and its representatives have not engaged in or authorized, and will not engage in or authorize, any form of General Solicitation or General Advertising in connection with or in respect of the Notes in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or by means of the Internet or otherwise or conducted any seminar or meeting concerning the offer or sale of the Notes whose attendees have been invited by any General Solicitation or General Advertising;

(d)	it, or its Sub-Agent, is duly qualified as an investment dealer or broker-dealer in each of the Jurisdictions in which it solicits or procures subscriptions for the Notes in connection with the private placement;

(e)	it will only sell to or offer to sell the Class A-1a Notes, Class A-2b Notes and Class B Notes to Subscribers in Canada who pay cash consideration of at least $150,000, who are resident in one of the Selling Provinces, and who have acknowledged that they are purchasing as “principal” or “deemed principal” as defined in NI 45-106 and Applicable Securities Laws and that they have not been created or used solely for the purpose of relying on the exemption contained in Section 2.3 of NI 45-106, and will obtain from each Subscriber a Subscription Agreement and any other applicable forms, reports, undertakings and documentation required under the Applicable Securities

Laws in case in a form acceptable to the Trust and its respective counsel, acting reasonably;

(f)	it will only sell to or offer to sell the Class A-1b Notes to Subscribers in the United States who are both (i) an “accredited investor”, as defined in paragraphs (1), (2), (3) or (7) of Rule 501(a) under Regulation D, that is also a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act, who are aware that the sale or transfer to it is being made in reliance on Section 4(2) of the U.S. Securities Act, and (ii) qualified purchasers within the meaning of Section 3(c)(7) of the United States Investment Company Act (Subscribers meeting all of these requirements referred to as “Permitted Accredited Investors”), and will obtain from each Subscriber a Subscription Agreement in a form as already agreed or such forms as may be acceptable to the Trust and its counsel, acting reasonably;

(g)	it will provide on a timely basis all information and documentation required by the Trust to fulfil its obligations under the Applicable Securities Laws with such information and documents to be in a form acceptable to the Trust and the Trust’s counsel, acting reasonably;

(h)	this Agency Agreement has been duly authorized, executed and delivered by it and is a valid and binding agreement of it, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(i)	it acknowledges that the Notes have not been and will not be registered under the U.S. Securities Act and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and state securities laws;

(j)	except with respect to offers and sales of Class A-1b Notes to Permitted Accredited Investors in reliance upon an exemption from the registration requirements under the U.S. Securities Act, in the manner described in this Agency Agreement, neither the Agent nor any of its affiliates, nor any person acting on its or their behalf, has made or will make, in connection with offers and sales of the Notes pursuant to this Agency Agreement: (A) any offer to sell, or any solicitation of an offer to buy, any Notes to a person in the United States; or (B) any sale of Notes unless, at the time the buy order was or will have been originated, either (i) the purchaser is outside the United States and not a U.S. Person or (ii) the Trust, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and not a U.S. Person;

(k)	neither the Agent or any of its affiliates, or any person acting on its or their behalf, has made or will make any Directed Selling Efforts in the United States with respect to the Notes, or has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act or Regulation S, to be unavailable for offers and sales of the Notes pursuant to this Agency Agreement;

(l)	it is in compliance with the dealer registration requirements of Applicable Securities Laws for purposes of the sale of the Notes in each of the Selling Provinces;

(m)	it will not make any representation or warranty with respect to the Trust, the Originator, the Related Collateral or the Notes other than as set forth in the Private Placement Memorandum and Offering Memorandum; and

(n)	if either the Private Placement Memorandum or the Offering Memorandum is amended, it will promptly send a copy of any such amendment to all persons who have previously received the Private Placement Memorandum or Offering Memorandum, as applicable, from it and will include such amendment in all further deliveries of the Private Placement Memorandum or Offering Memorandum, as applicable.

Section 4	REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR
     The Originator represents and warrants to and agrees with the Agents that:
(a)	the Originator is a corporation amalgamated and validly existing under the laws of Canada;

(b)	the Originator has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agency Agreement, the other Transaction Documents to which the Originator is or on the Closing Date will be a party and all necessary action has been or will be taken on or before the Closing Date to authorize the execution, delivery and performance of this Agency Agreement, the other Transaction Documents to which the Originator is or on the Closing Date will be a party, in each case, by the Originator;

(c)	assuming the due authorization, execution and delivery of this Agency Agreement by the parties hereto other than the Originator, and the enforceability of this Agency Agreement against such parties, this Agency Agreement has been duly executed and delivered by the Originator and constitutes a legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(d)	the execution and delivery by the Originator of, and the performance by the Originator of its obligations under, the Transaction Documents to which it is a party will not result in any violation of the articles of amalgamation or by-laws of the Originator or any material violation of any agreement or other instrument binding upon the Originator or any of its assets or undertakings, will not result in any material violation of any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Originator or of any law applicable to the Originator or any of its assets or undertakings;

(e)	neither the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda, the Offering Memorandum nor any document incorporated by reference therein or supplementary thereto, including without limitation any investor presentation, marketing teaser, cashflows, prepay data, Bloomberg cashflows (if posted) or other material prepared for and disseminated to investors, contains any misrepresentation or untrue statement or alleged misrepresentation or alleged untrue statement, or omission or alleged omission to state any material fact or any other fact or information required to be stated or necessary to make any statement therein not misleading in light of the circumstances in which it was made, excluding any statement or omission that pertains to the Agents and/or was provided by the Agents;

(f)	assuming the accuracy of the representations and warranties of the Agents contained in Section 3 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Subscribers in the manner contemplated by this Agreement, the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda and the Offering Memorandum, to register the Notes under the U.S. Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(g)	no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Originator or the Trust is required for the performance by the Originator or the Trust of their respective obligations under any Transaction Document;

(h)	there are no legal or governmental proceedings ongoing or, to the Originator’s knowledge, pending or threatened, to which the Originator, the Trust or any of the Originator’s subsidiaries is a party or to which any of the property of the Originator or the Trust is subject, which could have a material adverse effect on the execution, delivery or performance of the Transaction Documents;

(i)	the Transaction Documents to which the Originator or the Trust is or on the Closing Date will be a party, when executed and delivered by the Originator or the Trust, as applicable, will be duly authorized by all necessary action and, assuming the due authorization, execution and delivery of the Transaction Documents to which the Originator or the Trust, as applicable, is or on the Closing Date will be a party by the parties thereto other than the Originator or the Trust, as applicable, and the enforceability of such Transaction Documents against such parties, will constitute legal, valid and binding obligations of the Originator or the Trust, as applicable, enforceable against the Originator or the Trust, as applicable, in accordance with their terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(j)	the representations and warranties of the Originator and the Trust contained in the Transaction Documents to which the Originator or the Trust, as applicable, is or on the Closing Date will be a party that are made or to be made on or with effect as of the Closing Date will be true and correct on or as of such date;

(k)	none of the Originator, the Trust or any of the Originator’s affiliates or, assuming the representations, warranties and covenants of the Agents are true and accurate, any person acting on its or their behalf, has made or will make any Directed Selling Efforts in the United States with respect to the Notes, or has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act or Regulation S, to be unavailable for offers and sales of the Notes pursuant to this Agency Agreement;

(l)	none of the Originator, the Trust or any of the Originator’s affiliates or, assuming the representations, warranties and covenants of the Agents are true and accurate, any person acting on its or their behalf has engaged or will engage in any form of General Solicitation or General Advertising or any manner involving a public offering within the meaning of Section 4(2) of the Applicable Securities Laws, with respect to offers or sales of the Notes in the United States;

(m)	none of the Originator, the Trust or any of the Originator’s affiliates or, assuming the representations, warranties and covenants of the Agents are true and accurate, any person acting on any of their behalf has taken or will take any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Notes;

(n)	the Notes issued under the Indenture, and any Notes to be issued, are when executed, duly executed and duly authorized by the Trust and when delivered and paid for by a Subscriber in accordance with the terms of the Subscription Agreement and the Indenture, will be valid and legally binding obligations of the Trust, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and to the availability of equitable remedies;

(o)	the Trust is not, and as a result of the sale of the Notes contemplated hereby will not be, registered or required to be registered as an “investment company” under the U.S. Investment Company Act; and

(p)	on and immediately after the Closing Date, the Trust (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Private Placement Memorandum and Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (A) the present fair market value (or present fair saleable value of the assets of the Trust is not less than the total amount required to pay the probable liabilities of the Trust on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) the Trust is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the notes as contemplated by this Agreement, the Private Placement Memorandum and the Offering Memorandum, the Trust is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (D) the Trust is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Trust is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5	REPRESENTATIONS AND WARRANTIES OF THE TRUST
     The Trust represents and warrants to and agrees with the Agents that:
(a)	the Trust has been constituted as a trust under the laws of the Province of Ontario;

(b)	the Trust has all requisite power and authority to enter into, deliver and perform its obligations under this Agency Agreement, the Transaction Documents to which the Trust is or on the Closing Date will be a party and the Notes and all necessary action has been or will be taken on or before the Closing Date to authorize the execution, delivery and performance of this Agency Agreement, the Transaction Documents to which the Trust is or on the Closing Date will be a party and the Notes, in each case, by the Trust;

(c)	assuming the due authorization, execution and delivery of this Agency Agreement by the parties hereto other than the Trust, and the enforceability of this Agency Agreement against such parties, this Agency Agreement has been duly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(d)	the Notes issued under the Indenture, and any Notes to be issued, are when executed, duly executed and duly authorized by the Trust and when delivered and paid for by a Subscriber in accordance with the terms of the Subscription Agreement and the Indenture, will be valid and legally binding obligations of the Trust, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and to the availability of equitable remedies;

(e)	the execution and delivery by the Trust of, and the performance by the Trust of its obligations under, the Transaction Documents will not result in any violation of the Declaration of Trust or any material violation of any agreement or other instrument binding upon the Trust or any of its assets or undertakings, will not result in any material violation of any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Trust or of any law applicable to the Trust or any of its assets or undertakings;

(f)	neither the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda, the Offering Memorandum nor any document incorporated by reference therein or supplementary thereto, including without limitation any investor presentation, marketing teaser, cashflows, prepay data, Bloomberg cashflows (if posted) or other material prepared for and disseminated to investors, contains any misrepresentation or untrue statement or alleged misrepresentation or alleged untrue statement, or omission or alleged omission to state any material fact or any other fact or information required to be stated or necessary to make any statement therein not misleading in light of the circumstances in which it was made, excluding any statement or omission that pertains to the Agents and/or was provided by the Agents;

(g)	assuming the accuracy of the representations and warranties of the Agents contained in Section 3 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Notes to the Subscribers in the manner contemplated by this Agreement, the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda and the Offering Memorandum, to register the Notes under the U.S. Securities Act or to qualify the Indenture under the Trust Indenture Act;

(h)	no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Trust is required for the performance by the Trust of its obligations under any Transaction Document;

(i)	there are no legal or governmental proceedings ongoing or, to the Trust’s knowledge, pending or threatened, to which the Trust or any of its subsidiaries is a party or to which any of the property of the Trust is subject, which could have a material adverse effect on the execution, delivery or performance of the Transaction Documents;

(j)	the Transaction Documents to which the Trust is or on the Closing Date will be a party, when executed and delivered by the Trust, will be duly authorized by all necessary action and, assuming the due authorization, execution and delivery of the Transaction Documents to which the Trust is or on the Closing Date will be a party by the parties thereto other than the Trust, and the enforceability of such Transaction Documents against such parties, will constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, winding-up, moratorium or reorganization, or other similar laws affecting creditors’ rights generally and to the availability of equitable remedies;

(k)	the Trust is a reporting issuer not in default of any requirement under the Applicable Securities Laws;

(l)	there are no reports or information that in accordance with the Applicable Securities Laws or the requirements of the Canadian Securities Regulators must be made publicly available or filed in connection with the offering of the Notes that have not been or will be made publicly available or filed as required;

(m)	the representations and warranties of the Trust contained in the Transaction Documents to which the Trust is or on the Closing Date will be a party that are made or to be made on or with effect as of the Closing Date will be true and correct in all material respects on or as of such date;

(n)	the Trust is, and at the closing will be, a “foreign issuer” (as such term is defined in Regulation S) and reasonably believes that there is no Substantial U.S. Market Interest in the Notes;

(o)	the Trust is not, and as a result of the sale of the Notes contemplated hereby will not be, registered or required to be registered as an “investment company” under the U.S. Investment Company Act;

(p)	except with respect to offers and sales of Class A-1b Notes to Permitted Accredited Investors in reliance upon an exemption from the registration requirements under the U.S. Securities Act, in the manner described in this Agency Agreement, neither the Trust nor any of its affiliates, and assuming the representations, warranties and covenants of the Agents are true and accurate, nor any person acting on its or their behalf, has made or will make, in connection with offers and sales of the Notes pursuant to this Agency Agreement: (A) any offer to sell, or any solicitation of an offer to buy, any Notes to a person in the United States; or (B) any sale of Notes unless, at the time the buy order was or will have been originated, either (i) the purchaser is outside the United States and not a U.S. Person or (ii) the Trust, its

affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and not a U.S. Person;

(q)	none of the Trust or any of its affiliates or, assuming the representations, warranties and covenants of the Agents are true and accurate, any person acting on its or their behalf, has made or will make any Directed Selling Efforts in the United States with respect to the Notes, or has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act or Regulation S, to be unavailable for offers and sales of the Notes pursuant to this Agency Agreement;

(r)	none of the Trust, any of its affiliates or, assuming the representations, warranties and covenants of the Agents are true and accurate, any person acting on its or their behalf has engaged or will engage in any form of General Solicitation or General Advertising or any manner involving a public offering within the meaning of Section 4(2) of the Applicable Securities Laws, with respect to offers or sales of the Notes in the United States;

(s)	the Trust has not offered or sold, and will not offer or sell, any of its securities in a manner that would be integrated with offers and sales of the Notes in the United States pursuant to this Agency Agreement and that would cause such sales of such Notes to be ineligible for the exemption from registration provided by Regulation D or Section 4(2) of the U.S. Securities Act; and

(t)	none of the Trust, any of its affiliates or, assuming the representations, warranties and covenants of the Agents are true and accurate, any person acting on any of their behalf has taken or will take any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Notes.

Section 6	COVENANTS OF THE TRUST
     The Trust hereby covenants to the Agents that it will endeavour to fulfil all legal requirements to permit the offering and sale of the Notes as contemplated in this Agency Agreement (including, without limitation, filing or causing to be filed, all forms or undertakings required in connection with the private placement of the Notes with the Securities Commissions so that the distribution of such notes may be conducted without a prospectus in the Jurisdictions).

Section 7	MATERIAL CHANGE
(1)	The Trust will promptly inform the Agents during the period prior to Closing of the full particulars of:
(a)	any material change (whether actual, anticipated, contemplated or threatened) in the Condition of the Trust;

(b)	any occurrence of a material fact or the discovery of an existing material fact which, in any such case, is, or may be, of such nature as to (i) render the

Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda or the Offering Memorandum untrue, false or misleading in a material respect, (ii) result in a misrepresentation contained in the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda or the Offering Memorandum, or (iii) result in the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda or the Offering Memorandum not complying with Applicable Securities Laws;

(c)	any change in any material fact contained in or referred to in any part of the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda or the Offering Memorandum; or

(d)	any other event, state of facts or circumstance which is, or may be, or has occurred after the date of this Agency Agreement, of such nature as to render the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda or the Offering Memorandum untrue or misleading in any material respect or which would result in any misrepresentation in the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda or the Offering Memorandum.
(2)	In addition to discharging its obligations under Section 7(1), the Trust will, in good faith, discuss with the Agents any change, event, circumstance or fact contemplated in Section 7(1) which is of such nature that there may be reasonable doubt as to whether notice should be given to the Agents under Section 7(1).
(3)	During the period prior to the completion of the sale of the Notes the Trust will notify the Agents of any notice or other correspondence received by it from any Securities Commission, Governmental Authority or person requesting any information, meeting or hearing relating to any event or state of affairs that the Trust reasonably believes may be material to the Agents.
(4)	The Trust shall promptly comply with all applicable filing and other requirements under the Applicable Securities Laws arising as a result of any change, fact, event or circumstance referred to in Section 7(1).

Section 8	CONDITIONS OF CLOSING
     The obligations of the Trust to sell the Notes to purchasers, and for the purchasers to purchase the Notes from the Trust, will be subject to the following conditions, which conditions may be waived in writing in whole or in part by the party entitled to the benefit thereto:
(a)	the Trust and the Agents shall have complied fully with all Applicable Securities Laws, prior to the Closing Time;

(b)	all conditions precedent to the issuance of the Notes under the Indenture shall have been satisfied;

(c)	the Agents shall have received a legal opinion from the Trust’s counsel, in form and content satisfactory to the Agents and their counsel, acting reasonably, addressed to the Agents and, with respect to item (iv) any Subscriber located in the United States, as to (i) the establishment and existence of the Trust and the Seller; (ii) the due authorization, execution and delivery, and the enforceability of this Agency Agreement and the Subscription Agreements; (iii) the enforceability of the Notes against the Trust; (iv) (A) the offer and sale of the Class A-1b Notes to purchasers in the United States being exempt from the registration requirements of the U.S. Securities Act, (B) the Indenture not being required to be qualified under the Trust Indenture Act of 1939, and (C) the Trust not being, and after giving effect to the offer and sale of the Notes and the application of the proceeds thereof as described in the Private Placement Memorandum and the Offering Memorandum, required to register as an “investment company” under the U.S. Investment Company Act; (v) the offer and sale of the Class A-1a, Class A-2b and Class B Notes in Canada being exempt from the prospectus requirements of the Applicable Securities Laws of the Selling Provinces, and (vi) true sale matters with respect to the transactions contemplated by the Purchase Agreement;

(d)	the Trust and the Agents shall have received from the Rating Agencies on or prior to the Closing Date confirmation in writing that (i) the Class A-1a Notes and Class A-1b Notes will each receive a rating of “P-1” from Moody’s and a rating of “R-1(high)” from DBRS, (ii) the Class A-2b Notes will receive a rating of “Aaa” from Moody’s and “AAA” from DBRS, and (iii) the Class B Notes will receive a rating of “A2” from Moody’s and a rating of “A” from DBRS;

(e)	the Agents shall have received a copy of the Agreed Upon Procedures letter;

(f)	the Agents shall have received such certificates, opinions and other documents as may reasonably be requested by the Agents and their counsel;

(g)	with respect to the Class A-1b Notes, the related Subscriber shall not have exercised its Termination Right (as defined in the related Subscription Agreement);

(h)	the closing for the issuance and sale of the Series 2010-1 Class A-2a Asset Backed Notes of the Trust shall occur contemporaneously with the Closing; and

(i)	the Agents shall have received irrevocable Subscription Agreements to purchase the aggregate principal amount of the Class A-1a Notes, Class A-1b Notes, Class A-2b Notes and Class B Notes being offered by the Trust.

Section 9	CLOSING
     The Closing will be completed at the offices of Blake, Cassels & Graydon LLP, 2800 Commerce Court West, 199 Bay Street, Toronto, Ontario or at such other place as the parties may agree, at the Closing Time.
     Subject to conditions set forth in Section 8, (i) the Agents, at the Closing Time, will deliver a wire transfer of immediately available funds payable to the Trust in an amount equal to the gross proceeds of all sales of the Notes (or effect payment in such other manner as the Trust and the Agents may agree), and (ii) the Seller, or the Originator on behalf of the Seller, will deliver a wire transfer of immediately available funds to the Agents in accordance with the Agents’ instructions equal to the amount of the Agency Fee payable in accordance with Section 2(c) hereof. Upon receipt by the Trust of the payment described in part (i), above, the Trust will deliver the Notes registered as instructed by the Agents.

Section 10	FEES AND EXPENSES
(a)	Fees. In consideration for the services of the Agents hereunder, the Seller, or the Originator on behalf of the Seller, agrees to pay to the Agents the fees set forth in Section 2(c) above.

(b)	Expenses. The Seller, or the Originator on behalf of the Seller, will pay all reasonable expenses and fees in connection with the sale of the Notes, including, without limitation, the fees set forth in Section 2(c) above, all expenses of or incidental to the sale of the Notes; the fees and expenses of the Trust’s counsel; all costs incurred in the Jurisdictions in connection with the preparation of documents or certificates relating to the offering of the Notes; all out-of-pocket expenses and fees reasonably incurred by the Agents, including the fees and expenses of Agents’ counsel, road show expenses and marketing fees; and except for the fees set forth in Section 2(c) above, the foregoing fees and expenses incurred by the Agents or on its behalf will be payable by the Seller, or the Originator on behalf of the Seller, immediately upon receiving an invoice therefore from the Agents, and will be payable whether or not the sale of the Notes is completed.

Section 11	INDEMNITIES
(1)	Each of the Originator and the Trust, jointly and severally (each, for the purposes of this Section 11, an “Indemnitor”) will indemnify and save harmless the Agents and any Sub-Agents, each person, if any, who controls the Agents or any Sub-Agents within the meaning of Section 15 of the U.S. Securities Act or Section 20(a) of the U.S. Exchange Act, and each of their respective directors, officers, employees, agents and affiliates (each, an “Indemnified Person”) from and against all actual or threatened claims, actions, suits, investigations and proceedings (collectively “Proceedings”) and all losses (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales), expenses, fees, damages, obligations, payments and liabilities (collectively “Liabilities”), including without limitation, all legal fees and disbursements actually and reasonably incurred in connection with defending or investigating such Proceeding, which now or any time hereafter exist by reason of:

(a)	any misrepresentation or untrue statement or alleged misrepresentation or alleged untrue statement, or omission of or alleged omission to state any material fact or any other fact or information required to be stated or necessary to make any statement therein not misleading in light of the circumstances in which it was made, in the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda or the Offering Memorandum or in any document incorporated by reference therein or supplementary thereto, including without limitation any investor presentation, marketing teaser, cashflows, prepay data, Bloomberg cashflows (if posted) or other material prepared for and disseminated to investors by or with the authorization of the Originator, its affiliates or the Trust, or otherwise made or alleged to have been made by an Indemnitor to the purchaser or Subscriber or any prospective purchaser or Subscriber;

(b)	the breach by an Indemnitor of any of the representations, warranties or covenants set out in any Transaction Document; and

(c)	any breach or violation or any alleged breach or violation of any applicable law or statute or any rule, regulation, policy, order or ruling made thereunder, whether in force in Canada or elsewhere, resulting from any action taken or omitted to be taken by an Indemnitor or any of its directors, officers or employees acting as such in connection with the sale of the Notes, provided, however, that this indemnity shall not apply in respect of an Indemnified Person to the extent such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with any written information relating to such Indemnified Person furnished to the Issuer by or on behalf of the Indemnified Person specifically for use therein.
(2)	If any Proceeding is brought against an Indemnified Person in respect of which indemnity may be sought from an Indemnitor pursuant to the indemnities set forth in this Section 11, the Indemnified Person will promptly notify the Indemnitor in writing, and the Indemnitor will assume the defence of the action or claim, including the employment of counsel acceptable to the Indemnified Person (acting reasonably) and the payment of all reasonable expenses. The Indemnified Person will have the right to employ separate counsel in any Proceeding if:
(a)	the Indemnified Person has been advised by counsel that there may be legal defences available to the Indemnified Person which are in conflict with defences available to the Indemnitor (in which case the Indemnitor will not have the right to assume the defence of such proceedings on the Indemnified Person’s behalf);

(b)	the Indemnitor will not have assumed the defence of such proceedings and employed counsel within a reasonable time after notice of commencement of proceedings; or

(c)	the employment of such counsel has been authorized by the Indemnitor in connection with the defence of any proceedings;
and the Indemnitor will pay the reasonable fees and expenses of the Indemnified Person’s counsel during the course of the investigation or defence, promptly as such expense, loss, damage or liability is incurred; provided that the Indemnitor will not in any event be required to pay more than one set of counsel fees for all Indemnified Persons. The Indemnitor shall not be liable for any settlement of any proceeding effected without its written consent, acting reasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnitor agrees to indemnify the Indemnified Persons from and against any loss or liability by reason of such settlement or judgment. The Indemnitor shall not, without the prior written consent of the Indemnified Persons, make an admission of liability or effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Persons are or could have been a party and indemnity could have been sought hereunder by such Indemnified Persons, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.
(3)	The right to indemnity herein provided will be in addition to and not in derogation of any other right to indemnity or contribution which any Indemnified Person may have by statute or otherwise at law.
(4)	The indemnities provided herein will remain in full force and effect until all possible liability of the Indemnified Persons arising out of the transactions contemplated by this Agency Agreement is extinguished by the operation of law and will not be limited to or affected by any other indemnity obtained by the Indemnified Persons from any other person.

Section 12	RIGHTS OF TERMINATION
(1)	If prior to the Closing Date any inquiry, action, suit, investigation or other proceeding whether formal or informal is instituted, announced or threatened or any order is made by any federal, provincial or other governmental agency or body in relation to the Trust (other than an inquiry, action, suit, investigation or other proceeding based solely on the activities or alleged activities of the Agents) or any law or regulation (or the interpretation thereof) is promulgated, changed or announced, which, in the sole opinion of any Agent, acting reasonably, operates to prevent or materially adversely affect the distribution of the Notes or which, in the sole opinion of any Agent, acting reasonably, materially adversely affects the value, market price, ratings or the marketability of the Notes, such Agent shall be entitled, at its sole option, in accordance with Section 12(5), to terminate its obligations under this Agency Agreement by written notice to that effect given to the Trust at any time prior to the Closing Date.
(2)	If prior to the Closing Date (i) there should develop, occur or come into effect or existence, any event, action, state, condition or occurrence of national or international consequence, acts of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or any law, action, regulation or other occurrence of any nature whatsoever which, in the sole opinion of any Agent, acting reasonably, materially adversely affects or involves or may materially adversely affect or involve the Canadian, U.S. or international financial markets or the business, affairs or operations of the Trust, or (ii) the state of the Canadian, U.S. or international financial markets is such that, in the sole opinion of any Agent, acting reasonably, the Notes cannot be profitably marketed; then, in any one or more of the foregoing cases, such Agent shall be entitled, at its sole option, in accordance with Section 12(5), to terminate its obligations under this Agency Agreement by written notice to that effect given to the Trust at any time prior to the Closing Date.
(3)	If prior to the Closing Date there should occur or be announced any material adverse change which, in the sole opinion of any Agent, acting reasonably, might reasonably be expected to have a material adverse effect on the value, market price, ratings or the marketability of the Notes, such Agent shall be entitled, at its sole option, in accordance with Section 12(5), to terminate its obligations under this Agency Agreement by written notice to that effect given to the Trust at any time prior to the Closing Date.
(4)	The Trust agrees that all terms and conditions in this Agency Agreement shall be construed as conditions to be complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its best efforts to cause such conditions to be complied with and that any failure by it to comply with, or any breach of, or failure to satisfy, any such conditions shall entitle any of the Agents to terminate its obligations to offer the Notes for sale by notice to that effect given to the Trust at or prior to the Closing Date, unless otherwise expressly provided in this Agency Agreement. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if such waiver or extension is in writing and signed by all of the Agents, provided, further, that in no event shall the Closing Date occur with respect to the Class A-1b Notes following the exercise by the related Subscriber of its Termination Right under its Subscription Agreement and no replacement Subscriber has executed a Subscription Agreement in respect of the Class A-1b Notes.
(5)	The rights of termination contained in Section 12(1), (2), (3) and (4) may be exercised by any of the Agents and are in addition to any other rights or remedies any of the Agents may have in respect of any default, act or failure to act or non-compliance by Trust in respect of any of the matters contemplated by this Agency Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the terminating Agent to the Trust hereunder or on the part of the Trust, the Seller or the Originator to the terminating Agent except in respect of any liability under Section 10 and Section 11. A notice of termination given by an Agent under any of Section 12(1), (2), (3) and (4) shall not be binding upon any other Agent. The parties hereto agree that if either of the Agents terminates its obligations hereunder with respect to the Class A-1b Notes in accordance with the terms of this Agency Agreement, each of the Agents shall be deemed to have terminated its obligations hereunder and the obligations of any purchaser or Subscriber to purchase or subscribe for the Class A-1bNotes shall be terminated without any further act or formality.
(6)	No act of the Agents in offering the Notes for sale or in assisting in the preparation of, or joining in the execution of, the Preliminary Private Placement Memoranda, the Private Placement Memorandum, the Preliminary Offering Memoranda or the Offering Memorandum shall constitute a waiver by or estoppel against the Agents.

Section 13	SEVERAL OBLIGATIONS
     The Trust and the Originator agree that the obligations of the Agents hereunder are several and not joint or joint and several.

Section 14	NOTICES
     Any notice under this Agency Agreement will be given in writing and either delivered or faxed to the party to receive such notice at the address or fax numbers indicated below:

To the Trust:

Fleet Leasing Receivables Trust
c/o PHH Vehicle Management Services Inc.
as financial services agent
2233 Argentia Road
Mississauga, Ontario
L5N 2X7

Attention: Mark Johnson

Facsimile No.: 905-286-5363

To the Originator:

PHH Vehicle Management Services Inc.
2233 Argentia Road
Mississauga, Ontario
L5N 2X7

Attention: Mark Johnson

Facsimile No.: 905-286-5363

To the Seller:

Fleet Lease Receivables L.P.
2233 Argentia Road, Suite 400, Room 4
Mississauga, Ontario
L5N 2X7

Attention: Mark Johnson

Facsimile No.: 905-286-5363

To the Agents:

Merrill Lynch Canada Inc.
Brookfield Place, 181 Bay Street, Suite 400
Toronto, Ontario M5J 2V8 Canada

Attention: Office of the General Counsel

Facsimile No.: (416) 369-2004

Banc of America Securities LLC
One Bryant Park
New York, NY 10036
U.S.A.

Attention: William Heskett

Facsimile No.: (646) 855-5044
or such other address or telecopy number as such party may hereafter designate by notice in writing, to the other party. If a notice is delivered, it will be effective from the date of delivery if delivered within normal business hours; and if such notice is faxed (with receipt confirmed), it will be effective on the Business Day following the date such notice is telecopied.

Section 15	SURVIVAL
     The representations and warranties of the Agents, the Originator and the Trust, the indemnities provided for in Section 11 hereof, and covenants to be fulfilled by each party after the Closing Time, contained in this Agency Agreement will survive the Closing Date and notwithstanding such closing, will continue in full force and effect for a period of one year from the Closing Date. For greater certainty, nothing herein limits the time in which any action in respect hereof may be commenced.

Section 16	SEVERABILITY
     If one or more provisions contained herein will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agency Agreement, but this Agency Agreement will be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

Section 17	ENTIRE AGREEMENT
     The provisions herein contained constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

Section 18	COUNTERPARTS
     This Agency Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agency Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the parties of written or telephonic notification of authorization of delivery hereof. Delivery of an executed copy of this Agency Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of this Agency Agreement.

Section 19	GOVERNING LAW
     This Agency Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.
     Each party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agency Agreement or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.
     Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agency Agreement in any court of the Province of Ontario. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 20	TIME OF THE ESSENCE
     Time will be of the essence of this Agency Agreement.

Section 21	LANGUAGE
     At the request of the parties hereto, this Agency Agreement as well as all documents relating thereto, including notices, have been and will be drafted in English; à la demande des parties aux présentes, cette convention, de même que toutes conventions s’y rapportant, y compris les avis, ont été et seront rédigés en anglais.

Section 22	INTERPRETATION
     For the purposes of this Agency Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)	any reference in this Agency Agreement to a designated “Section”, “Subsection”, “Paragraph” or other subdivision refers to the designated section, subsection, paragraph or other subdivision of this Agency Agreement;

(b)	the words “herein” and “hereunder” and other words of similar import refer to this Agency Agreement as a whole and not to any particular section or other subdivision of this Agency Agreement;

(c)	the word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(d)	any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation;

(e)	any reference to “party” or “parties” means the Trust, the Originator and the Agents, or one of or both of the foregoing, as the context requires;

(f)	all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder will be made in such currency;

(g)	the headings in this Agency Agreement are for convenience of reference only and do not affect the interpretation of this Agency Agreement; and

(h)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

Section 23	FURTHER ASSURANCES
     Each of the parties hereto will do or cause to be done all such acts and things and will execute or cause to be executed all such documents, agreements and other instruments as may be reasonably necessary or desirable for the purpose of carrying out the provisions and intent of this Agency Agreement.

Section 24	NO FIDUCIARY DUTY
     Each of the Originator and the Trust acknowledges and agrees that, in connection with the offering of the Notes contemplated hereunder or any other services the Agents may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agents: (i) no fiduciary relationship between the Originator, the Trust and any other person, on the one hand, and the Agents, on the other hand, exists; (ii) the Agents are not acting as advisor, expert or otherwise, to the Originator or the Trust, and such relationship between the Originator and the Trust on the one hand, and the Agents, other the other hand, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Agents may have to the Originator or the Trust shall be limited to those duties and obligations specifically stated herein; and (iv) the Agents and their respective affiliates may have interests that differ from those of the Originator and the Trust. The Originator and the Trust hereby waive any claims that the Originator or the Trust may have against the Agents with respect to any breach of fiduciary duty in connection with the offering of the Notes.

Section 25	LIMITATION OF LIABILITY
     Notwithstanding any other provision of this Agency Agreement, in enforcing any claim against the Trust for losses, costs, damages, expenses or other liabilities incurred by the Agents in connection with any breach of the Trust of its obligations hereunder in the event the purchase of the Notes is completed as contemplated herein, an Agent’s recourse against the Trust will be solely limited to recovery against the Related Collateral, subject to the prior payment of certain amounts as described in the Prospectus.
     Nothing in this Agency Agreement will be deemed to cause the Issuer Trustee personally to be liable for any obligations of the Trust hereunder and the Agents will not seek any personal or deficiency judgment on such obligations against the Issuer Trustee. Any liability of the Issuer Trustee hereunder is non-recourse to the Issuer Trustee in its personal capacity and limited solely to the Related Collateral. No other property or assets of the Issuer Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation hereunder. There will be no further liability against the Issuer Trustee.
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     IN WITNESS WHEREOF the parties hereto have caused this Agency Agreement to be executed as of the date first written above.

BNY TRUST COMPANY OF CANADA, in its capacity as Trustee of FLEET LEASING RECEIVABLES TRUST, by its Financial Services Agent, PHH VEHICLE MANAGEMENT SERVICES INC.
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President & Treasurer

PHH VEHICLE MANAGEMENT SERVICES INC.
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President & Treasurer

FLR GP 1 INC., as general partner on behalf of PHH FLEET LEASE RECEIVABLES L.P.
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President & Treasurer

MERRILL LYNCH CANADA INC.
By:	/s/ Rasha Katabi
	Name:	Rasha Katabi
	Title:	Managing Director

BANC OF AMERICA SECURITIES LLC
By:	/s/ William Heskett
	Name:	William Heskett
	Title:	Managing Director